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EXHIBIT 10.38

CLINICAL ADVISOR, PATENT PURCHASE, AND DEVELOPMENT AGREEMENT

        THIS AGREEMENT ("Agreement") is entered into as of March 31, 2004 (the "Effective Date"), by and between James L. Chappuis ("Dr. Chappuis") and NuVasive, Inc., a Delaware corporation ("NuVasive"). Dr. Chappuis and NuVasive agree as follows:

        1.    Description of Services.    NuVasive hereby retains Dr. Chappuis with respect to the field of neurophysiology (e.g. pedicle screw testing, and nerve root retraction), posterior fixation, and cervical plate systems ("Field") and Dr. Chappuis hereby agrees to perform the following services: (a) advising NuVasive regarding the design, development and testing NuVasive products within the Field; (b) organizing and developing clinical studies to engage other physicians to evaluate the design of, and facilitate gathering clinical information regarding, NuVasive products within the Field; (c) suggesting new concepts or directions that might be appropriate for further investigation or development; (d) educating other physicians about NuVasive products within the Field; (e) testing or directing the testing of NuVasive products within the Field, including bench lab testing, and/or animal lab testing, and/or clinical testing; (f) serving on the Clinical Advisory Board of NuVasive, which includes meeting periodically with other clinicians to provide input on NuVasive product direction and attending the annual Clinical Advisory Board meeting; and (g) preparing scientific papers on NuVasive products within the Field for publication and presentation by Dr. Chappuis ("Services"). Dr Chappuis' Services may be rendered telephonically or at mutually convenient locations. Should Dr. Chappuis' Services exceed 16 hours per month, NuVasive shall pay Dr. Chappuis a consulting fee of $150/hour, to be invoiced monthly by Dr. Chappuis. Dr. Chappuis agrees that the exclusivity of this Agreement prohibits Dr. Chappuis from working with any other party with respect to systems or methods in the Field.

        2.    Compensation

          A.    Stock Options.    In exchange for the services set forth in Section 1 above, NuVasive shall issue non-statutory stock options to purchase *** shares of Common Stock pursuant to its 1998 Stock Option Plan to Dr. Chappuis, subject to the Stock Option Agreements attached hereto as Exhibit A. These Stock options shall vest over a four-year period.

          B.    Publication Fee.    For each scientific publication approved in advance by NuVasive and submitted for publication by Dr. Chappuis during the term of the Agreement, NuVasive shall pay Dr. Chappuis a Publication Fee of *** Dollars ($***) payable within thirty (30) days of submission for publication.

          C.    Other Expenses.    NuVasive shall reimburse Dr. Chappuis for all reasonable expenses actually incurred and reasonably documented which are incidental to the services performed hereunder.

        3.    Chappuis Pressure Sensing Nerve Retractor:

          A.    Patent Purchase.    Dr. Chappuis agrees to and hereby does sell and transfer to NuVasive his entire right, title, and interest in U.S. Patent No. 5,769,781 entitled "Protector Retractor" ("the '781 Patent"). As a precondition to this transfer, Dr. Chappuis warrants that he is the owner of the entire right, title, and interest in the '781 Patent and that he has not previously assigned or licensed the '781 Patent and is not aware of any infringement issues or adverse claims of ownership to the '781 Patent. Subject to the preceding warrant, NuVasive agrees to: (1) purchase the '781 Patent from Dr. Chappuis for *** Dollars ($***); and (2) pay on a quarterly basis to Dr. Chappuis a royalty of *** percent (*** %) of Net Sales of any NuVasive nerve root retractor having EMG and pressure sensing capabilities ("Combination Nerve Root Retractor") and be based on both the EMG and pressure sensing functionalities. As used herein, "Net Sales" shall be defined as the actual invoiced price billed to the hospital and/or other professional end-users of

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the Combination Nerve Root Retractor, net of: sales commissions, returns, transportation charges and any applicable taxes. The royalty shall be paid to Dr. Chappuis within thirty (30) days of the end of each calendar quarter, and shall remain payable and due Dr. Chappuis for the period during which all patent claims in the '781 Patent, or any, later acquired patent rights to the Combination Nerve Root Retractor developed under this Agreement, remain valid and enforceable. The acceptance by Dr. Chappuis of any of the statements furnished or payments hereunder shall not preclude Dr. Chappuis from questioning the correctness at any time of any payments or statements. Upon reasonable notice and during regular business hours, NuVasive shall from time to time (but no more frequently than twice a year) make available its records of Net Sales and its calculations or payments to Dr. Chappuis (including its records of returns, transportation charges and any applicable taxes) for audit at Dr. Chappuis' expense by independent representatives selected by Dr. Chappuis to verify the accuracy of the payments provided to Dr. Chappuis. If such inspection reveals an underpayment of payments to Dr. Chappuis, NuVasive shall immediately pay to Dr. Chappuis the amount owing to him in accordance with the results of the inspection. Upon discovery of an understatement in the payments of ten percent (10%) or more, NuVasive shall reimburse Dr. Chappuis for expenses connected with such inspection, including but not limited to, reasonable accounting, auditing, and legal fees and costs, as well as interest on the unreported and unpaid payment.

          B.    Proof of Concept.    NuVasive shall have a period of *** days from the Effective Date to perform (with the assistance of Dr. Chappuis) clinical proof-of-concept testing ("Proof of Concept Period") regarding the Combination Nerve Root Retractor. In the event the Combination Nerve Retractor successfully passes the Proof of Concept (as determined by NuVasive in good faith), NuVasive agrees to pay Dr. Chappuis *** Dollars ($***).

          C.    Commercialization Period and Reversion of Patent Rights.    NuVasive shall have a period of *** months from the Effective Date to commercialize a Combination Nerve Root Retractor ("Commercialization Period"), unless mutually agreed upon by the Parties in writing to extend the Commercialization Period or unless the lack of commercialization is caused by delays in obtaining FDA clearance for the Combination Nerve Root Retractor. In the instance NuVasive fails to introduce a Combination Nerve Root Retractor within the Commercialization Period (as may be extended), NuVasive agrees to grant the '781 Patent back to Dr. Chappuis. Dr. Chappuis agrees that, as a precondition to the grant back of the '781 Patent, NuVasive shall be entitled to receive a patent reversion fee of *** *** Dollars ($***).

        4.    Independent Contractor.    Dr. Chappuis' relationship with NuVasive shall be that of an independent contractor and nothing in this Agreement shall be construed to create an employer-employee relationship between NuVasive and Dr. Chappuis.

        5.    No Conflict with Existing Agreements.    NuVasive hereby states that NuVasive does not desire to acquire from Dr. Chappuis any secret or confidential know-how or information which Dr. Chappuis may have acquired from others. Accordingly, Dr. Chappuis represents and warrants that Dr. Chappuis is free to divulge to NuVasive, without any obligation to, or violation of any right of others, any and all information, practice or techniques which Dr. Chappuis will describe, demonstrate, divulge or in any other manner make known to NuVasive during Dr. Chappuis' performance of services hereunder.

        6.    Inventions/Copyrights.

          A.    Improvement Inventions Within Field.    Dr. Chappuis warrants that Dr. Chappuis shall promptly and fully disclose and assign to NuVasive all inventions made by Dr. Chappuis which are improvements on current NuVasive products and/or products in development (Improvement Inventions) resulting from or arising out of Dr. Chappuis' Services hereunder and relating to the

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Field, and Dr. Chappuis will, if NuVasive shall so request, assist in every proper way (at the expense of NuVasive) to obtain for the benefit of NuVasive patents on such Improvement Inventions in any and all countries); all such Improvement Inventions to be and remain the sole property of NuVasive whether or not disclosed, assigned or patented. Dr. Chappuis represents and warrants that, Dr. Chappuis has no contractual or other obligations to any third party which preclude or in any way encumber the right to assign to NuVasive the full and exclusive right, title and interest in and to any and all Improvement Inventions made by Dr. Chappuis resulting from or arising out of Dr. Chappuis' Services hereunder. As used in this Agreement, the term "Improvement Inventions" means any and all inventions, discoveries, designs, formulas, technology, improvements, trade secrets, processes, techniques and know-how, related to the Field, whether or not patentable, which are invented, conceived, discovered, developed or reduced to practice by Dr. Chappuis, either alone or jointly with others, and result from or arise out of Dr. Chappuis' Services hereunder and which amount to improvements to current NuVasive products and/or products in development. Dr. Chappuis agrees that any copyrightable works created by: Dr. Chappuis (in whole or in part, either alone or jointly with others) resulting from or arising out of Dr. Chappuis' Services hereunder and relating to the Field are "works made for hire" for NuVasive as that term is defined and used in the United States Copyright Act, Title 17 of the United States Code. In the event that such "work made for hire" designation is challenged, Dr. Chappuis hereby assigns any and all of his rights to such copyrightable works to NuVasive, which assignment shall be effective for any such copyrightable work as of the date of its creation. Dr. Chappuis further agrees that if NuVasive is unable because of Dr. Chappuis' unavailability, dissolution, mental or physical incapacity, or for any other reason, to secured Dr. Chappuis' signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to NuVasive above, then Dr. Chappuis hereby irrevocably designates and appoints NuVasive and its duly authorized officers and agents as its agent and attorney in fact, to act for and in its behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Dr. Chappuis, as the case may be.

          B.    Other Inventions Outside Field.    Dr. Chappuis warrants and agrees to provided NuVasive a right of first negotiation regarding each Other Invention developed or conceived during the course of this Agreement ("Right of First Negotiation"). As used in this Agreement, the term "Other Invention" means any and all inventions, discoveries, designs, formulas, technology, improvements, trade secrets, processes, techniques and know-how outside the Field, whether or not patentable, which are invented, conceived, discovered, developed or reduced to practice by Dr. Chappuis, either alone or jointly with others or which otherwise fall outside the term Improvement Inventions as set forth in Section 6.B above. As part of this Right of First Negotiation, Dr. Chappuis shall provide written notice ("Notice") promptly following the invention, conception, discovery, development, or reduction to practice of each Other Invention, including a written disclosure of the Other Invention in sufficient detail to convey an adequate understanding of said Other Invention. NuVasive shall have an exclusive evaluation period of sixty (60) days ("Evaluation Period") following receipt of the Notice to render a due diligence assessment, project evaluation and reach a separate and final royalty agreement with Dr. Chappuis concerning the Other Invention. During the Evaluation Period, Dr. Chappuis agrees: (i) to act in good faith and provide full cooperation to NuVasive to facilitate completion of its due diligence assessment and project evaluation; (ii) to maintain confidentiality as to the existence of the Evaluation Period and/or Right of First Negotiation with NuVasive; and (iii) to refrain from discussing, contacting, and/or negotiating with any third-party regarding the Other Invention.

        7.    NuVasive Materials and Confidentiality.    Dr. Chappuis recognizes that all NuVasive Materials received by Dr. Chappuis during the period of this Agreement are and shall be the exclusive property of NuVasive. Dr. Chappuis agrees to keep the same at all times in strict confidence and under his custody and control. Dr. Chappuis shall surrender such materials to NuVasive immediately upon request or termination under paragraph 8. "NuVasive Materials" are documents or other media or tangible items that contain or embody proprietary information or any other information concerning the business, operations, or plans of NuVasive, whether such documents have been prepared by Dr. Chappuis or by others, and shall be treated with strict confidentiality by Dr. Chappuis. Dr. Chappuis further agrees to treat as confidential and secret all NuVasive Proprietary Information that has been or may hereafter be disclosed, directly or indirectly, to the Dr. Chappuis, either orally, in writing or through inspection. Dr. Chappuis agrees not to use NuVasive Proprietary Information in any way for their own purpose or benefit or those of any third party, nor disclose to anyone any Proprietary Information received. Nothing in this Agreement is intended to grant or transfer any rights to Recipient under any patent or copyright, or any rights in or to the NuVasive Proprietary Information "NuVasive Proprietary Information" is any information, data and know-how relating to the design, development, manufacturing and marketing of the NuVasive's products as well as operational, financial and business information about the NuVasive. Nothing contained in this Agreement shall in any way restrict or impair the Dr. Chappuis' right to use, disclose or otherwise deal with, any NuVasive Proprietary Information which: (a) at the time of disclosure is generally available to the public or after the time of disclosure becomes generally available to the public through no wrongful act of the Dr. Chappuis; (b) was in the Dr. Chappuis' possession prior to the time of disclosure and was not acquired, directly or indirectly, from NuVasive; and (c) is made available to the Dr. Chappuis by others who did not acquire such Proprietary Information, directly or indirectly, from NuVasive.

        8.    Term and Termination.    The term of this Agreement shall be for ten (10) years. Dr. Chappuis and NuVasive agree that this Agreement may be terminated by either NuVasive or Dr. Chappuis in the event of a breach which is not remedied within a reasonable time period, by giving thirty (30) days written notice of such termination to the other party per paragraph 8. Upon termination of this Agreement, NuVasive's obligation to pay any compensation, except for services or expenses already accrued or incurred, shall forthwith cease and terminate. Termination of this Agreement for any reason shall not affect Dr. Chappuis' obligations under paragraphs 5, 6 and 7.

        9.    Notices.    All payments, notices and other communications made hereunder shall be in writing and sent by First Class mail, facsimile, or email to the parties at such address as set forth below.

        10.    Governing Law.    This agreement shall be governed by and construed in accordance with the laws of the state of California.

        11.    Entire Agreement.    This Agreement (together with documents and agreements entered into herewith) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements have been made by any party, or any one acting on behalf of any party, that are not embodied in this Agreement with respect to the subject matter hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NuVasive, Inc.		Dr. Chappuis
By	/s/ ALEXIS LUKIANOV Alexis V. Lukianov President and CEO NuVasive, Inc. 10065 Old Grove Road San Diego, CA 92131	By	/s/ JAMES L. CHAPPUIS James L. Chappuis, M.D.
Date:	3-31-04	Date:	3/31/04

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  EXHIBIT 10.38
CLINICAL ADVISOR, PATENT PURCHASE, AND DEVELOPMENT AGREEMENT